EXHIBIT 3.6

                       Assignment and Assumption Agreement

     ASSIGNMENT AND ASSUMPTION AGREEMENT (this "Agreement") is entered into this 25th day of February, 2003, by and between NEUROCHEMICAL RESEARCH CORPORATION, a Tennessee corporation ("Assignor") and 12 TO 20 PLUS, INCORPORATED, a Nevada corporation ("Assignee").

1. Assignor hereby assigns, transfers and conveys to Assignee, without warranty, express or implied, all of Assignor's transferable right title and interest in and to the assets more particularly described on Exhibit A attached hereto and incorporated herein (the "Assets").

2. Assignee hereby accepts the forgoing assignment and fully assumes the obligations, liabilities and duties of Assignor with respect to the Assets (the "Liabilities"), and shall faithfully perform and comply with all of the covenants, terms, provisions and agreements to be complied with, by Assignor. Assignee shall indemnify, defend and hold Assignor harmless for, from and against any and all losses, damages, liabilities, actions, proceedings, demands, claims, costs and expenses (including reasonable attorneys' fees) suffered or incurred by Assignor by reason of the failure of Assignee to perform and comply with the obligations, liabilities, duties, covenants, conditions and agreements with respect to the Assets and Liabilities.

3. This Assignment shall inure to the benefit of and shall be binding upon the parties hereto and their respective successors and assigns.

4. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada.

IN WITNESS WHEREOF, this Agreement is executed as of the date first set forth above.


                                                              ASSIGNOR:

                                             NEUROCHEMICAL RESEARCH CORPORATION,
                                             a Tennessee corporation


                                              By: /s/ Daniel Tennant
                                              ----------------------------------
                                                      Daniel Tennant
                                                      President




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                                                              ASSIGNEE:

                                             12 TO TWENTY PLUS, INC.,
                                             a Nevada corporation


                                              By: /s/ Carol Slavin
                                              ----------------------------------
                                                      Carol Slavin
                                                      President




                                    EXHIBIT A

                              Description of Assets
Inventory.

Product                  60 capsule       120 caps       96 caps       180 caps       Avg Cost
Description                                                                            $5.61@
-----------------------------------------------------------------------------------------------
ChemoKare(TM)            295 bottles      134                                         2406.69

VisionKare(TM)           299              110                                         2294.49

QuitSystem(R)SARM                                         168           160            1840.08

Anaplex(TM)sales samples                                   330           237            3180.87

Anaplex unlabeled                                        455                          2552.55

Anaplex cases of 12*     129 cases /cost per case 67.32                               8684.28
-----------------------------------------------------------------------------------------------
Trademarks and Tradenames.
QuitSystem(R)     registered trademark                        ChemoKare         trade name

VisionKare        trade name                                  Anaplex **        trade name
-----------------------------------------------------------------------------------------------

                              Proprietary Formulae

QuitSystem:       Smokers Recovery Formula                    Stimulant Abuse Recovery & Alcohol Recovery
AnaplexD          Antidepressant drug alternative             AnaplexSD short term anxiety formula
VisionKare        Advanced supplement for macular degeneration
ChemoKare         Natural cancer fighting compound
Male Virility     Natural alternative to Viagra
Trim-A-Way(R)     Weight Control & Body Shaper supplements
--------------------------------------------------------------------------------

Revenues - Anaplex only            2002         81,507.62
                                   2003            598.49
*Selling price at  wholesale:                  $36,068.40
**Anaplex as advertised in national consumer magazines        1
--------------------------------------------------------------------------------

1 Donation of free goods: QuitSystem Stimulant Abuse Recovery to Haight Ashbury Free Clinics San Francisco and Oakland, November, 2002 Value at wholesale=$10,585.20

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